CLIFFORD CHANCE

                                                     Draft Date: 15 October 1999

                                [o] November 1999

                                Barclays bank plc

                                    as Lender

                      GRACECHURCH CARD FUNDING (NO. 1) PLC

                                    as Issuer

                                     - and -

                              THE BANK OF NEW YORK

                                 as Note Trustee

                        ---------------------------------
                             EXPENSES LOAN AGREEMENT
                        ---------------------------------

                                    CONTENTS

Clause                                                                      Page
1.     Definitions.............................................................1
2.     The Facility............................................................5
3.     Interest................................................................5
4.     Payments................................................................5
5.     Repayment...............................................................5
6.     Prepayment..............................................................6
7.     Representations Of The Issuer...........................................6
8.     Enforcement Event.......................................................6
9.     Enforcement And Subordination...........................................6
10.    Notices.................................................................7
11.    Fees....................................................................8
12.    Invalidity..............................................................8
13.    Assignment And Variation................................................8
14.    Remedies And Waivers....................................................8
15.    Information, Benefit And Variation......................................8
16.    Section 349 Bank........................................................9
17.    Counterparts............................................................9
18.    Entire Agreement........................................................9
19.    Governing Law And Jurisdiction..........................................9

SCHEDULE 1           MANDATORY COSTS..........................................11

THIS EXPENSES LOAN AGREEMENT is made on [o] November 1999

BETWEEN:

(1) BARCLAYS BANK PLC, a company incorporated in England and Wales having its registered office at 54 Lombard Street, London, EC3P 3AH (the "Lender");

(2) GRACECHURCH CARD FUNDING (No.1) PLC, a company incorporated in England and Wales having its registered office at 200 Aldersgate Street, London, EC1A 4JJ (the "Issuer"); and

(3) THE BANK OF NEW YORK whose London Branch is at One Canada Square, London E14 5AL (the "Note Trustee", which expression shall, whenever the context so admits, include any other trustee or trustees for the time being pursuant to the Trust Deed referred to below).

WHEREAS:

(A) The Issuer proposes to issue Notes pursuant to a trust deed dated the Closing Date between the Issuer and the Note Trustee (the "Trust Deed").

(B) The Lender is willing to advance funds to the Issuer, to be used to meet certain expenses incurred by the Issuer in regard to the issue of the Notes, all on the terms and subject to the conditions contained herein.

(C)     The Note Trustee is the trustee for the holders of the Notes.

IT IS HEREBY AGREED as follows:-

1.      Definitions

1.1 In this Agreement and in the Recitals hereto, except so far as the context otherwise requires:-

"Advance" shall have the meaning set out in Clause 2;

"Barclaycard" means Barclays Bank PLC, acting through its business unit "Barclaycard";

"Barclays Capital" means Barclays Bank PLC, acting through its investment banking unit, Barclays Capital;

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in London, England are authorised or obliged by law or executive order to be closed;

"Closing Date" shall mean 15 November 1999 or such other date as shall be agreed between all relevant parties for the closing of the issue of the Notes;

"Conditions" means the terms and conditions applicable to the Notes in the form or substantially in the form set out in the Seventh Schedule of the Trust Deed and any reference in these presents to a particular numbered Condition shall be construed accordingly;

"Declaration of Trust and Cash Management Agreement" means the declaration of trust and cash management agreement dated on or about the Closing Date between the Receivables Trustee and Barclaycard;

"Deed of Charge" means the deed of charge dated on or about the Closing Date between the Issuer, the Note Trustee and the Lender;

"Depositary Agreement" means the depositary agreement dated on or about the Closing Date and made between the Issuer, the Depository Trust Company as depositary and the Note Trustee;

"Enforcement Notice" means a notice given by the Note Trustee to the Issuer under Condition 9 of the Notes;

"Excess Spread" has the meaning given to it in the Series 99-1 Supplement;

"Expenses Loan" means the principal amount of the Advance from time to time outstanding as such amount is reduced from time to time by repayments hereunder;

"Facility" means the subordinated expenses loan facility the terms and conditions of which are set out in this Agreement;

"Final Repayment Date" means the Interest Payment Date on which the Issuer makes the final payment of interest and principal in respect of the Notes;

"Interest Payment Date" means the 15th day of each calendar month, Provided that the first Interest Payment Date shall fall on 15 January 2000;

"Interest Period" shall mean, for the purposes of this Agreement with respect to any Interest Payment Date, the period from and including the Interest Payment Date immediately preceding such Interest Payment Date to but excluding such Interest Payment Date; Provided that the initial Interest Period shall commence on and include the Closing Date and end on but exclude 15 January 2000;

"Issuer's Account" shall mean the account with Barclays Bank PLC at 54 Lombard Street, London, EC3P 3AH with account number [o];

"LIBOR" shall mean, for any Interest Period, the London interbank offered rate for one-month sterling deposits determined by or on behalf of the Lender for each Interest Period on the following basis:

(i) on the first day of the Interest Period for which the rate will apply (or if such day is not a Business Day, the next succeeding Business
        Day), the offered quotation to leading banks in the London Interbank Market for one-month sterling deposits by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Bridge/Telerate Screen No. 3750 (or (aa) such other page as may replace Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such


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

        information on such service as may replace the Bridge/Telerate Monitor) as at or about 11.00 a.m. (London time) on that date (the "Screen Rate");

(ii) if, on the relevant date, the Screen Rate does not appear on the Reuter Monitor Money Rates Service page or the Telerate Screen page, as aforesaid, the Lender will:

        (A) request the principal London office of each of [o], Barclays Bank PLC, [o] and [o] or any duly appointed substitute reference bank(s) as may be appointed by the Lender (together the "Reference Banks") to provide the Lender with its offered quotation to leading banks in the London Interbank Market for one-month sterling deposits as at approximately 11.00 a.m. (London time) on the relevant date in question and in an amount that is representative for a single transaction in that market at that time; and

        (B) determine the arithmetic mean (rounded upwards to four decimal places) of such quotations; and

(iii) if on the relevant date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the rate of interest for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations;

(iv) if fewer than two such quotations are provided by the Reference Banks as requested, the Lender will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Lender, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in pounds sterling to leading European banks for a period equal to the relevant Interest Period and in amount that is representative for a single transaction in that market at that time,

Provided, that if the Lender is unable to determine the Screen Rate or, as the case may be, the arithmetic mean in accordance with provisions in relation to any Interest Period, LIBOR during such Interest Period will be the Screen Rate or, as the case may be, the arithmetic mean last determined in relation to this Agreement in respect of a preceding Interest Period;

"Manager" means Barclays Capital in its capacity as manager for the issue of the Notes;

"Mandatory Cost Rate" means the rate determined in accordance with Schedule 1 (Mandatory Costs);

"Margin" means [o] per cent. per annum;

"Notes" means the (pound)[o] Class A1 Asset Backed Floating Rate Notes due November 2002, Euro [o] Class A2 Asset Backed Floating Rate Notes due November 2002, $[o] Class A3 Asset Backed Floating Rate Notes due November 2002, $[o] Class B Asset Backed Floating Rate Notes due November 2002, and $[o] Class C Asset Backed Floating Rate Notes due November 2002 constituted by the Trust Deed;

"Paying Agency and Agent Bank Agreement" means the paying agency and agent bank agreement dated on or about the Closing Date between the Issuer, the Lender, in its capacity as Agent Bank, and The Bank of New York;

"Rapid Amortisation Period" has the meaning given to it in the Series 99-1 Supplement;

"Receivables Securitisation Agreement" means the receivables securitisation agreement dated between Barclaycard and the Receivables Trustee;

"Receivables Trustee" means Gracechurch Receivables Trustee Limited as receivables trustee pursuant to the Declaration of Trust and Cash Management Agreement and its permitted successors;

"Regulated Amortisation Period" has the meaning given to it in the Series 99-1 Supplement;

"Relevant Documents" means the Paying Agency and Agent Bank Agreement, the Depositary Agreement, the Trust Deed, the Declaration of Trust and Cash Management Agreement, the Series 99-1 Supplement, the Receivables Securitisation Agreement, this Agreement, the Subscription Agreements and any mandate or other agreement relating to the Series 99-1 Distribution Account;

"Repayment Amount" has the meaning given to it in Clause 5.1 of this Agreement;

"Repayment Date" has the meaning given to it in Clause 5.1 of this Agreement;

"Series 99-1 Distribution Account" means a bank account in the name of the Issuer to be used in accordance with the provisions of the Series 99-1 Supplement;

"Series 99-1 Supplement" means the supplement for Series 99-1 dated the Closing Date between, inter alios, the Receivables Trustee and the MTN Issuer;

"Subscription Agreements" means each of the several subscription agreements for the Notes dated [o] November 1999 between, inter alios, the Issuer, Barclaycard, the managers named therein and the Receivables Trustee; and

"Trust Deed" means the trust deed for the Notes dated on or about the Closing Date between the Note Trustee and the Issuer.

1.2 Terms defined in the Trust Deed shall, unless otherwise defined herein or the context otherwise requires, bear the same meanings herein.

1.3     The headings in this Agreement shall not affect its interpretation.

1.4 Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.5 Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be amended, varied, novated or supplemented.

2.      The Facility

        Simultaneously with the completion of the issue of the Notes on the Closing Date, the Lender will advance to the Issuer for the credit of the Issuer's Account an amount of (pound)[ ] (the "Advance") of which (pound)[ ] will be applied to meet certain costs and expenses to the Issuer arising in respect of the issue of Notes. Any amount of the Facility remaining after the Advance has been made shall be cancelled.

3.      Interest

3.1 The period for which the Advance is outstanding hereunder shall be divided into periods which shall correspond with the Interest Periods.

3.2 Subject to Clause 8, the Issuer shall pay interest on the Advance, at the rate per annum which is the aggregate of (i) the Margin, (ii) LIBOR for the relevant Interest Period and (iii) the Mandatory Cost Rate in respect thereof. Interest will accrue from day to day and will be calculated on the basis of actual days elapsed and a year of 365 days (or 366 days if the relevant Interest Period ends in a leap year) and will be (subject to Clause 8) payable in arrear on each Interest Payment Date.

3.3 Any payments made by the Issuer under this Agreement shall be paid after deduction of withholding for tax where such deduction or withholding is required by law.

3.4 The Lender shall promptly notify the Issuer of each determination of LIBOR made pursuant to this Agreement.

3.5 A statement made by the Lender as to any amount of interest payable pursuant to this Clause shall in the absence of manifest error, be conclusive.

4.      Payments

        All payments required to be made by the Issuer hereunder shall be calculated without reference to any set-off or counterclaim and shall be made in sterling in immediately available funds. If any sum falls due hereunder on a day which is not a Business Day it shall be paid on the next Business Day and no additional interest will be payable in respect of such delay.

5.      Repayment

        Subject to Clause 8 and Clause 5.2 below, the Advance shall be repaid in full on the Final Repayment Date.

        To the extent insufficient funds are available in the Series 99-1 Distribution Account on the Final Repayment Date to pay in full the principal amount then due (after taking into account all other payments to be made therefrom on such date in accordance with the Trust Deed), the Advance will be re-paid on the next and each subsequent Interest Payment Date to the extent funds are available for such purpose.

6.      Prepayment

        The Issuer may not prepay the whole or any part of the Expenses Loan.

7.       Representations of the Issuer

        The Issuer represents and warrants to the Lender on the date hereof that:

        (a) the Issuer is a company duly authorised under the laws of the England;

        (b) the Issuer has full power and authority to deliver and perform this Agreement, and has taken all necessary action to authorise the execution, delivery and performance by it of this Agreement; and

        (c) this Agreement has been duly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganisation, receivership and other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganisation, receivership or liquidation or a similar event of the Issuer or a moratorium applicable to the Issuer and to general principles of equity.

8.      Enforcement Event

        If the Note Trustee serves an Enforcement Notice on the Issuer pursuant to the Trust Deed it shall forthwith provide a copy thereof to the Lender and the Expenses Loan, together with all interest thereon, shall, subject always to Clause 9, become immediately due and repayable.

9.      Enforcement and Subordination

9.1 The Lender agrees with the Note Trustee and the Issuer to be bound by the terms of the Ninth Schedule to the Trust Deed (relating to priority of payments) and in particular confirms that no sum, whether in respect of principal or interest or otherwise relating to the Expenses Loan, shall be due and payable by the Issuer except in accordance with the Deed of Charge and the Ninth Schedule to the Trust Deed unless and until all sums thereby required to be paid or provided for in priority thereto have been paid or will be discharged in full.

9.2 The Lender shall not take any steps for the purpose of receiving any debts whatsoever owing to it by the Issuer in connection with this Agreement or enforcing any rights arising out of this Agreement against the Issuer or procuring the winding-up, administration or liquidation of the Issuer in respect of any of its liabilities whatsoever.

9.3 The Lender agrees that its rights against the Issuer under this Agreement are limited to the extent that the Lender will not take any action or proceedings against the Issuer to recover any amounts due and payable by the Issuer to the Lender under this Agreement, except to the extent that the Issuer has sufficient assets to meet the Lender's claim in full having taken into account all other liabilities both actual and contingent of the Issuer which rank in priority to its liabilities to the Lender under this Agreement and so that the Issuer shall not be obliged to make any payment to the Lender hereunder if and to the extent that the making of such payment would cause the Issuer to be or become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

9.4 Without prejudice to the foregoing provisions of this Clause, the Lender hereby covenants with the Issuer and the Note Trustee that if, whether in the liquidation of the Issuer or otherwise (and notwithstanding the provisions of this Clause 9.4), any payment (which shall include any set-off, combination or withholding) is received by it in respect of the Expenses Loan or any interest thereon other than in accordance with the Trust Deed the amount so paid shall be paid over to the Note Trustee forthwith upon receipt Provided, however, that this Clause 9.4 shall have effect only to the extent that it does not constitute or create and is not deemed to constitute or create any mortgage, charge or other security interest of any kind, Provided, further, that as between the Note Trustee and the Issuer or any liquidator thereof such amounts paid under this Clause 9.4 shall be deemed to be paid and as between the Lender and the Issuer or any liquidator thereof such amounts paid under this Clause 9.4 shall be deemed not to have been paid.

9.5 The Lender hereby covenants with the Note Trustee that it will not set off or claim to set off the Expenses Loan or any interest thereon or any part of either thereof against any liability owed by it to the Issuer.

10.     Notices

        (i) Each communication to be made hereunder shall, unless otherwise stated, be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter; and

        (ii) Any communication, notice or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be made or delivered to that other person at the address identified below and shall be deemed to have been made or delivered when despatched and confirmation of transmission received by the sending machine (in the case of any communication made by telefax) or (in the case of any communication made by telex) when despatched and the appropriate answerback or identification symbol received by the sender or (in the case of any communications made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided, however, that each telefax or telex communication made by one party hereto to another shall be made to that other person at the telefax or telex number notified to such party by that other person from time to time:

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

        (a) in the case of the Lender, to its address at 54 Lombard Street, London EC3P 3AH for the attention of Brian Cook of the Corporate Treasury Division;

        (b) in the case of the Issuer, to its address appearing at the beginning of this Agreement; and

        (c) in the case of the Note Trustee, to its address appearing at the beginning of this Agreement for the attention of Corporate Trust Administration,

        or to such other address or for the attention of such other person as may from time to time be notified by either party to the other by written notice in accordance with the provisions of this Clause.

11.      Fees

        Each of the parties hereto shall bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement and no fees shall be payable in connection herewith.

12.     Invalidity

        If, at any time, any of the provisions of this Agreement are or become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.      Assignment and Variation

        Each of the parties hereto agree that the Lender may not assign its rights hereunder and that the rights of the Issuer hereunder may be assigned to the Note Trustee. No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto.

14.      Remedies and Waivers

        No failure to exercise, nor any delay in exercising, on the part of the Issuer or the Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

15.      Information, Benefit and Variation

15.1 The Lender shall provide to the Note Trustee such information and evidence in respect of any dealing between the Issuer and the Lender under this Agreement or otherwise as the Note Trustee may reasonably request for the purpose of discharging the duties, trusts, powers, authorities and discretions vested in the Note Trustee in or under the Relevant Documents or by operation of law and the Issuer hereby waives any right or duty of confidentiality which it may have or which may be owed to it by the Lender in respect of such information and evidence.

15.2 No variation of this Agreement shall be effective unless it is duly executed and delivered by (or by some person duly authorised by) each of the parties.

16.     Section 349 Bank

        The Lender warrants that it is a Bank as defined for the purposes of
        Section 349(3)(a) of the Income and Corporation Taxes Act 1988 and will be within the charge to United Kingdom corporation tax as respects all amounts regarded as interest for United Kingdom tax purposes received by it under this Agreement.

17.     Counterparts

        This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

18.     Entire Agreement

        This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

19.     Governing Law and Jurisdiction

19.1 This Agreement, shall be governed by, and is to be construed in accordance with, English Law. 19.2 Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

19.3 Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

19.4 Each party hereto (if it is not incorporated in England) irrevocably appoints the person specified against it name on the execution pages hereto below to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Agreement maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as that party may notify to the other parties hereto).

IN WITNESS WHEREOF the parties hereto have signed and executed this Agreement the day and year first above written.

                                   SCHEDULE 1
                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate the Bank for the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Bank shall calculate the Mandatory Cost Rate as a percentage rate in accordance with the formulae set out below.

3.      The Mandatory Cost Rate will be calculated as follows:

        (a)     in relation to sterling Advances:

                       [OBJECT OMITTED]per cent. per annum

        (b)     in relation to Advances in any currency other than sterling:

                      [OBJECT OMITTED]per cent. per annum.

        Where:

        A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost Rate) payable for the relevant Interest Period on the Advance.

        C is the percentage (if any) of eligible liabilities which the Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

        D is the percentage rate per annum payable by the Bank of England to the Bank on interest bearing special deposits.

        E is the rate of charge payable by the Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of the Bank.

For the purposes of this Schedule:

        (a) "eligible liabilities" and "special deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "Fee Regulations" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

                "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

                In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

4. The Bank may from time to time, after consultation with the Borrower, determine and notify to all parties any amendments or variations which are required to be made to any of the formulae set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

LENDER

SIGNED for and on behalf of              )
BARCLAYS BANK PLC                        )

ISSUER

SIGNED for and on behalf of              )
GRACECHURCH CARD FUNDING                 )

(NO.1) PLC                               )

NOTE TRUSTEE

SIGNED for and on behalf of              )
THE BANK OF NEW YORK                     )
Acting through its London Branch         )


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